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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 15, 2004

                         MACKINAC FINANCIAL CORPORATION

      (previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)
             (Exact name of registrant as specified in its charter)

     MICHIGAN                          0-20167                   38-2062816

   (State or other jurisdiction       (Commission               (IRS Employer
   of incorporation)                  File Number)           Identification No.)


   130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN                            49854

   (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (800) 200-7032



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On December 15, 2004, North Country Financial Corporation (now known as
"Mackinac Financial Corporation") (the "Company", "we", "us") closed the transactions contemplated by the Stock Purchase Agreement dated August 10, 2004, as amended by the First Amendment to Stock Purchase Agreement dated September 28, 2004 (the "Stock Purchase Agreement"). At the closing (the "Closing"), we completed several transactions, including: (i) the 1 for 20 reverse stock split (the "Reverse Stock Split") approved by our shareholders on November 18, 2004 as required by the Stock Purchase Agreement and more fully described in our current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2004; (ii) the sale to selected investors (the "Investors") of approximately $30,000,000 of our post Reverse Stock Split common stock, no par value (the "Common Stock"), with the Investors purchasing 3,076,923 post Reverse Stock Split shares of Common Stock at a per share price of $9.75 per share; and (iii) the change of our name to Mackinac Financial Corporation. In connection with Closing, we also: (i) repurchased at a discount all of our outstanding subordinated debentures in the face amount of $12,450,000; (ii) entered into a number of employment agreements with our present and future senior officers; and
(iii) initiated action to make changes to our senior management and board, all as more fully described herein.

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.    Employment Agreements

At the Closing, we entered into new employment agreements with Kelly W. George and Ernie R. Krueger, each of which will be effective upon the later of December 20, 2004 or our receipt of all consents and approvals from each of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Michigan Office of Financial and Insurance Services, any other federal or state banking authority, and any other regulatory authority required in order to be appointed as a senior officer (including any approval of their respective employment agreements) or serve on our board following the Closing (as to each the "Effective Time").

Below are summaries of each of the agreements. Several provisions exist in both of the agreements.

      A. Common Provisions of the New Employment Agreements

The agreements have a term of thirty-six months. After the initial 36 months, each agreement will be automatically extended for additional 1 year periods unless written notice is given by one party to the other of his or its intention not to renew.

During the term of their employment, each of the below listed employees will be entitled to participate in any Company employee benefit plans that are made available to executive employees of the Company and the Company's wholly-owned subsidiary, North Country Bank and Trust (the "Bank") generally.

If any of the agreements are terminated, we are to make termination payments in an amount and in a lump sum or over time depending on the reason the agreement was terminated. The table below summarizes the termination payments under the agreement.

      REASON FOR TERMINATION                                  TERMINATION PAYMENTS
      ----------------------                                  --------------------
      Death, contract is not extended after 36 months,        Salary, benefits under employee benefit plans and
      employment is terminated voluntarily by him or by       expenses to be reimbursed through the date of
      us for cause.                                           termination of employment.

      For disability or by us without cause.                  Salary and employee benefits for a period of 1
                                                              year following the effectiveness of the
                                                              termination. If the termination of employment
                                                              occurs during the initial 36 months of
                                                              employment, the payments and benefits will
                                                              continue for the longer of (i) the balance of the
                                                              initial 36 months, or (ii) one year following the
                                                              termination.

      After a change in control (by the employee              Receives 200% of annual salary. If the
      for good reason or by the Company other                 termination occurs during the initial 36
      than for cause).                                        months, then there will be added to the
                                                              payment the amount, if any, by which the
                                                              present value of this payment exceeds 200% of
                                                              his then annual base salary.


In the event that the payments made under one of the employment agreements, together with any amounts required to be included under the Internal Revenue Code of 1986, as amended (the "Code"), result in an "Excess Parachute Payment," as that term is defined in Section 280G of the Code, then the amount of the payments provided for in the agreement are to be reduced in an amount which eliminates any and all excise tax which would otherwise be imposed under Section 4999 of the Code.

Each of the employment agreements contain confidentiality provisions. The agreement with Mr. George also contains noncompetition provisions. In the event that Mr. George voluntarily terminates his employment or the Company terminates such employment without cause, the noncompetition provisions shall continue for the longer of 12 months, or the period during which he is receiving his salary.

      B. Specific Terms for the New Employment Agreements

      Kelly W. George

Mr. George's agreement provides that, as of the Effective Time, he will serve as the Senior Vice President and Chief Lending Officer of the Bank, with a salary of not less than $175,000. Additionally, if during his employment, all formal or informal enforcement actions to which the Bank is subject, including cease and desist orders, written agreements or memoranda of understanding by or with any federal or state banking agency ("Regulatory Restrictions") are lifted, he will receive a cash bonus equal to his then current base salary.

For the initial two years of his employment, unless he relocates his principal residence to within 25 miles of the Bank's main office, the Bank will pay or reimburse reasonable living expenses not to exceed $1,350 per month and actual use and maintenance costs of one automobile used for Bank business. In addition, the Bank will pay $450 per month toward the lease or use of such automobile.


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Further, within thirty days of the Effective Time, he will be awarded options to purchase 20,000 post Reverse Stock Split shares under our 2000 Stock Incentive Plan. Twenty percent of the options will vest immediately and the remaining options will vest in increments over a four year period and upon Mr. George meeting certain performance criteria.

      Ernie R. Krueger

Mr. Krueger's agreement provides that, as of the Effective Time, he will serve as the Vice President and Controller of the Company and the Bank, with a salary of not less than $135,000. He will also receive a bonus in the amount of $100,000; $50,000 of which will be paid at the Effective Time, and, provided he is still employed by the Company, the remainder of which will be paid on the first anniversary of the Effective Time.

Further, within thirty days of the Effective Time, he will be awarded options to purchase 5,000 post Reverse Stock Split shares under our 2000 Stock Incentive Plan. In addition, the Bank will pay $450 per month toward the lease or use of an automobile.

      C. Amendments to Existing Employment Agreements

      First Amendment to Employment Agreement with C. James Bess

In connection with Closing, we entered into a First Amendment to Employment Agreement with C. James Bess to amend his current Employment Agreement. The Amendment provides that, at the Effective Time, he will be the Bank's President and Chief Executive Officer and entitles him to a cash bonus of $360,000 if the Regulatory Restrictions are removed during his employment.

A copy of his Employment Agreement was filed by the Company as Appendix A to our Proxy Statement filed October 18, 2004.

      Waiver Agreements

In connection with the Closing, each of Eliot R. Stark and Paul D. Tobias entered into identical Waiver Agreements. In accordance with the Waiver Agreements, each of Messrs. Stark and Tobias agree that their respective Employment Agreements do not become effective until the Effective Time.

A copy of the Employment Agreements between the Company and Messrs. Stark and Tobias are available in Appendix A of the Company's Proxy Statement filed October 18, 2004. A copy of the form of the Waiver Agreement entered into with Messrs. Tobias and Stark is attached hereto as Exhibit 10.1.

      D. Stock Option Agreements

In connection with the Closing, we entered into Stock Option Agreements under our 2000 Stock Incentive Plan with each of Eliot R. Stark and Paul D. Tobias (the "Option Agreements"). With the exception of the number of options granted, the Option Agreements are identical and provide for a ten year option period (the "Option Period") with an exercise price of $9.75 per share, which is the purchase price of the Common Stock sold to the Investors at the Closing.

The Option Agreements provide that the options will continue to be exercisable through expiration of the Option Period despite termination of the agreement for reasons other than death or disability, in which case the options expire upon the first to occur of: (i) the expiration of the Option Period and (ii) the last day of the 36th month after the month in which the option holder's employment is terminated, or in the event of termination for cause, in which event all outstanding and unexercised options expire on the date of termination.

Mr. Tobias' Option Agreement grants him options to purchase 4.375% of our Common Stock outstanding after the Closing (approximately 149,970 of our post Reverse Stock Split shares) and Mr. Stark's Option Agreement grants him options to purchase 3.125% of our Common Stock outstanding after the Closing (approximately 107,121 of our post Reverse Stock Split shares).

Twenty percent of the options granted under the Option Agreements will vest immediately, and the remaining 80% of the options will vest in the future, if at all, in three approximately equal portions based upon the performance of our Common Stock.

The form of the Stock Option Agreement that has been entered into by Messrs. Tobias and Stark is attached hereto as Exhibit 10.2.

2.    Indemnity Agreements

In connection with the Closing, we entered into identical Indemnity Agreements with each of C. James Bess, Eliot R. Stark and Paul D. Tobias, who will be appointed to our board effective at the Effective Time. In the near future, we will enter into identical agreements with each of Walter J. Aspatore, Dennis B. Bittner, Robert H. Orley and Randolph Paschke, all of whom will comprise the rest of the board.

Each of the above named new directors (the "Indemnitees") has agreed to be appointed to the Company's board of directors and to serve as a director of the Company as of and at the Effective Time.

Subject to the terms of the Indemnity Agreements, we will indemnify and hold harmless each of the Indemnitees against expenses incurred in connection with any legal proceeding, to the fullest extent permitted by law. Any expenses incurred by an Indemnitee regarding any proceeding may be advanced by us so long as the Indemnitee undertakes in writing to repay any such expense if it is ultimately determined that the Indemnitee is not entitled to indemnification.

An Indemnitee is not entitled to payments under his Indemnitee Agreement to cover: (i) amounts for which he has already received payment from any source;
(ii) amounts (including, judgments, fines and penalties) payable in connection with a proceeding pursuant to Section 16(b) of the Exchange Act; (iii) amounts paid in settlement without our prior consent; (iv) where indemnification is unlawful; and (v) amounts payable in connection with suits brought by the Indemnitee and not approved in advance by a court or other tribunal.

The form of Indemnity Agreement that has been or will be entered into with each Indemnitee is attached as hereto as Exhibit 10.3.


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

3.    Trust Preferred Securities.

In connection with the Closing, we repurchased all of our outstanding capital securities, having a face value of $12,450,000, for an aggregate purchase price of $6,500,000, which amount includes termination fees in the aggregate of $275,000.

These securities will be redeemed in accordance with the instruments under which they were issued.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

1.    Amendment No. 2 to Rights Agreement

In connection with the Closing, we entered into Amendment No. 2 to Rights Agreement, which terminated all existing rights under the Rights Agreement dated June 21, 2000, as of December 14, 2004.

A copy of the Amendment No. 2 to Rights Agreement is attached hereto as Exhibit 4.1

2.    Agreement with Joseph Petterson

At the Closing, we entered into an Agreement with Joseph Petterson which terminated his current Employment Agreement. However, Mr. Petterson will remain with the Company on an at-will basis.

Pursuant to that agreement, upon the removal of the Regulatory Restrictions, Mr. Petterson will receive a cash bonus equal to one year of his then base annual salary.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Closing, we accepted Subscription Agreements from a limited number of accredited investors for the purchase of shares of our Common Stock in an aggregate amount of approximately $30 million in a private placement pursuant to the Stock Purchase Agreement and Rule 506 of Regulation D of the Securities Act of 1933 (the "Securities Act"). The Common Stock received by Investors at the Closing are restricted securities under the Securities Act, and a legend to that effect exists on the share certificates. The shares sold to the Investors will be listed on the NASDAQ SmallCap Market. The aggregate placement fees were $1,750,000.

Investors receiving Common Stock at the Closing also receive certain registration rights under the Registration Rights Agreement between each Investor and the Company. Pursuant to the terms of the Registration Rights Agreement, we will use our commercially reasonable best efforts to have a Registration Statement filed and effective by March 31, 2005 and to keep such statement in effect for two years at our cost.

The form of the Registration Rights Agreement attached hereto as Exhibit 10.4.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

1.       Rights Agreement

On December 14, 2004, as described in Item 1.02 above, we entered into the Amendment No. 2 to Rights Agreement, which effectively terminated the Rights Plan.

ITEM 5.01. CHANGE IN CONTROL OF THE COMPANY.

As previously discussed in Item 3.02 above, pursuant to the Subscription Agreements delivered at the Closing as contemplated by the Stock Purchase Agreement, the Investors purchased approximately 3,076,923 shares, or approximately 89.76% of the total shares of our Common Stock outstanding after the Closing, for an aggregate purchase price of approximately $ 30 million. Control of the Company, to the extent previously existing, resided with the holders of our Common Stock prior to the Closing.

In addition to the ownership change discussed above, action has been taken to reconstitute the board shortly after the Closing as more fully described in Item
5.02 below.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On December 10, 2004, and as contemplated by the Stock Purchase Agreement, the Company received notice that certain officers and directors would be resigning from the Company. Subsequently, the below listed directors and principal officers executed resignations from their respective positions, dated as of December 15, 2004, but effective as of the Effective Time.

         Name                             Position
         ----                             --------
         C. James Bess                    Chief Executive Officer(1)
         Bernard A. Bouschor              Director
         Stanly J. Gerou, II              Director
         John D. Lindroth                 Director
         Stephen H. Madigan               Director
         Spencer B. Shunk                 Director
         Joseph E. Petterson              Chief Financial Officer(2)
         Jani L. Blake                    Executive Vice President and
                                          Chief Operating Officer(3)

(1)Has not resigned his position as the President or as a director of the Company.

(2)Has resigned his position as Chief Financial Officer, but will continue with the Company in his position as Executive Vice President.

(3)Will continue with the Company in the position of Senior Vice President.

(c) The individuals listed below have been appointed as principal officers of the Company, subject to federal regulatory approval.

         Name                     Position                               Background
         ----                     --------                               ----------
         Eliot R. Stark           Executive Vice President               From June 1995 to January 2001 -
                                  and Chief Financial Officer            Served as Executive Vice President
                                                                         of Compuware Corporation.
                                                                         From January 2001 to present -
                                                                         Managing Director of Mackinac
                                                                         Partners LLC.

         Paul D. Tobias           Chairman of the Board and              From April 1995 to October of 1999 - Served
                                  Chief Executive Officer                as CEO of Munder Capital Management.
                                                                         From January 2000 to present - Chairman and
                                                                         CEO of Mackinac Partners LLC.


Mr. Stark and Mr. Tobias each own a 50% interest in NCFC Recapitalization, LLC, which is a party to the Stock Purchase Agreement. In addition, each of Messrs. Tobias and Stark have subscribed for shares under the Stock Purchase Agreement. Mr. Tobias and Mr. Stark purchased $500,000 (approximately 51,282 shares) and $250,000 (approximately 25,641 shares) of our Common Stock, respectively, as a part of the offering of our Common Stock pursuant to the Stock Purchase Agreement.

(d) Appointment to the board of directors of the Company of the following individuals was approved by the current board of directors, and the following individuals will take office as directors as of and at their respective Effective Time, with the below noted terms of office. Certain of the directors executed Indemnification Agreements at the Closing as disclosed herein in Item 1.01.

Name of Appointee                Principal Occupation                            Expiration of Term
-----------------                --------------------                            ------------------
Walter J. Aspatore               Investment Banking, Amherst Partners            Term expires in 2007.

C. James Bess                    President and Chief Executive Officer of the    Term expires in 2005.
                                 Bank.

Dennis B. Bittner                Owner and President, Bittner Engineering        Term expires in 2005.

Robert H. Orley                  Real Estate Developer, Vice President and
                                 Secretary of Real Estate Interests Group, Inc.  Term expires in 2006.

Randolph Paschke                 From May 1970 to August 2002 - worked in Tax    Term expires in 2006.
                                 Services at Arthur Anderson LLP.  Served as a
                                 partner in Arthur Anderson LLP from September
                                 1982 until August 2002.  Served as Managing
                                 Partner - U.S. International Tax Trade
                                 Services at Arthur Anderson LLP from
                                 2001-2002.  Served as Managing Partner -
                                 Great Lakes

                                 International Tax Services at
                                 Arthur Anderson LLP from 1999-2001.

                                 From August 2002 to present - Chair,
                                 Department of Accounting in the School of Business Administration at Wayne State
                                 University.

Eliot R. Stark                   From June 1995 to January 2001 - Served as       Term expires in 2007.
                                 Executive Vice President of Compuware
                                 Corporation.

                                 From January 2001 to present - Managing
                                 Director of Mackinac Partners LLC.

Paul D. Tobias                   From April 1995 to October of 1999 - Served      Term expires in 2007.
                                 as CEO of Munder Capital Management.

                                 From January 2000 to present - Chairman and
                                 CEO of Mackinac Partners LLC.

In addition to the interests of Mr. Stark and Mr. Tobias noted in Item 5.02(c) above, Messrs. Orley, Aspatore and Paschke purchased $250,000 (approximately 25,641 shares), $25,000 (approximately 5,128 shares) and $50,000 (approximately 10,256 shares) of our Common Stock as part of our offering of Common Stock Pursuant to the Stock Purchase Agreement.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION.

Effective at 5:00 p.m. on December 15, 2004, we amended our Restated Articles of Incorporation to change the name of the Company to "Mackinac Financial Corporation" and effect the Reverse Stock Split.

A copy of the Amendment to Restated Articles of Incorporation is attached hereto as Exhibit 3.1.

ITEM 8.01. OTHER EVENTS.

1. Class Action Litigation

The Company has been involved in a consolidated securities class action entitled In re North Country Financial Corporation Securities Litigation. This action sought damages from the Company and certain of its former directors and officers. The allegations and procedural history of the action are discussed in
Item 1 of Part II of our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 15, 2004.

This action was dismissed with prejudice under an Order and Final Judgment entered by the Court on December 1, 2004 following a Hearing Concerning Final Approval of a Settlement held on that date by the Court. Under the terms of the Order and Final Judgment, we are currently obligated to pay to the plaintiff class $250,000. We

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are obligated for our own costs and expenses, including attorneys' fees, in connection with this action. The individual defendants are required to pay, in the aggregate, $500,000, but such amount is covered by insurance. The Order and Final Judgment dismisses the action between the class members and the defendants in its entirety, but is subject to appeal until December 31, 2004.

2. Damon Derivative Action

In connection with the above described class action litigation and a shareholder derivative lawsuit captioned Virginia M. Damon Trust v. North Country Financial Corporation, et al, the allegations and procedural history of which are discussed in Item 1 of Part II of our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 15, 2004, we entered into an Agreement and Claim Release with Sherry L. Littlejohn ("Littlejohn"), Ronald G. Ford ("Ford") and an insurance company. As this is a derivative action, there are no direct claims against us, but rather against certain named directors and officers. The cost of defense of the directors and officers is being paid by an insurance company, and not by us. However, we may have some limited obligation to repay the insurance company in the event that indemnity of the individual defendants is ultimately found to be improper. In that event, the individual named defendants will have a repayment obligation to us. We have incurred a $100,000 obligation to the insurance company for the cost of a court appointed investigation.

3. Employment Agreement Arbitration

We have been involved in an ongoing arbitration matter with our former chairman, chief executive officer and director, Ronald G. Ford. The allegations and procedural history of the action are discussed in Item 1 of Part II of our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 15, 2004.

On December 7, 2004, we entered into a Release and Settlement Agreement with Ford. Pursuant to the Settlement Agreement, we agreed to pay Ford such deferred compensation as may become due him under our Executives' Deferred Compensation Plan and the accompanying Adoption Agreement. We also waived any claims we may have against him relating to compensation under certain of his employment, consulting or chairman agreements. We also repurchased a minority interest in one of our subsidiaries for $20,000.

Ford released claims under certain contracts at issue in the Arbitration relating to his employment relationship with us, except for a worker's compensation benefits relative to injuries allegedly sustained from a fall in a Florida restaurant.

The Company and Ford will seek dismissal of the Arbitration.

4. Press Release

On December 16, 2004, we issued a press release announcing the closing of the transactions contemplated in the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following exhibits are furnished herewith:

EXHIBIT                                                                         PAGE
NUMBER              EXHIBIT DESCRIPTION                                         NUMBER
------              -------------------                                         ------
3.1                 Amendment to Restated Articles of Incorporation              _____

4.1                 Amendment No. 2 to Rights Agreement                          _____

10.1                Form of Waiver Agreement                                     _____

10.2                Form of Stock Option Agreement                               _____

10.3                Form of Indemnity Agreement                                  _____

10.4                Form of Registration Rights Agreement                        _____

99                  Press Release dated December 15, 2004                        _____

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.+

                                        MACKINAC FINANCIAL CORPORATION


Date: December 15, 2004
                                       By: /s/  Paul D. Tobias
                                           ----------------------------------
                                           Paul D. Tobias
                                           Chairman of the Board and
                                           Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT                                                                         PAGE
NUMBER              EXHIBIT DESCRIPTION                                         NUMBER
------              -------------------                                         ------
3.1                 Amendment to Restated Articles of Incorporation              _____

4.1                 Amendment No. 2 to Rights Agreement                          _____

10.1                Form of Waiver Agreement                                     _____

10.2                Form of Stock Option Agreement                               _____

10.3                Form of Indemnity Agreement                                  _____

10.4                Form of Registration Rights Agreement                        _____

99                  Press Release dated December 15, 2004                        _____


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